================================================================================

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     [X]  Filed by the Registrant
     [ ]  Filed by a Party other than the Registrant

     Check the appropriate box:

     [_]  Preliminary Proxy Statement
     [_] Confidential, for Use of Commission only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [_]  Definitive Additional Materials
     [_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                   BIW LIMITED
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


     Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction:

          5) Total fee paid:


     [_]  Fee paid previously with preliminary materials.


     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:

          2) Form, Schedule or Registration Statement No.:

          3) Filing Party:

          4) Date Filed:

================================================================================

                                   BIW LIMITED
                                230 BEAVER STREET
                             ANSONIA, CT 06401-0426




April 8, 2004

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of BIW Limited, which we will hold at 2:00 p.m., local time, on Tuesday, May 11, 2004 at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511. Company officials will be available at 1:30 p.m. should you wish to arrive early. At the annual meeting, we will ask you to elect ten (10) nominees to serve on our Board of Directors for the ensuing year and ratify the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. as our independent auditors for the year ending December 31, 2004.

Only stockholders of record who hold shares of BIW Limited common stock at the close of business on March 17, 2004, the record date for the annual meeting, will be entitled to vote at the annual meeting. A list of stockholders entitled to vote will be kept at the offices of BIW Limited, 230 Beaver Street, Ansonia, Connecticut, for the ten days prior to the annual meeting.

It is important that your shares be represented and voted at the annual meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date, and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card. I look forward to your support.


Sincerely,

/s/ John S. Tomac
President

                                   BIW LIMITED

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    ----------------------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of BIW Limited (the "Company") will be held on Tuesday, May 11, 2004 at 2:00 p.m., at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511, for the following purposes:

     (1) To elect ten (10) directors of the Company to serve for the ensuing year;

     (2) To ratify the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. as the Company's independent auditors for the year ending December 31, 2004; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 17, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.


     By Order of the Board of Directors


     John S. Tomac
     President



Ansonia, Connecticut
April 8, 2004

                                   BIW LIMITED
                                230 BEAVER STREET
                             ANSONIA, CT 06401-0426

                    ----------------------------------------

                                 PROXY STATEMENT

                    ----------------------------------------



                               GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement and the accompanying proxy card are furnished to the holders of common stock of BIW Limited in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on Tuesday, May 11, 2004, or at any adjournment of the annual meeting. The purposes of the meeting and the matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders.

     Proxies for use at the meeting are being solicited by BIW Limited. Proxies will be mailed to stockholders on or about April 8, 2004 and will be solicited chiefly by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, facsimile, or in person to request that proxies be furnished. We will pay all expenses incurred in connection with this solicitation.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the annual meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified. If no specifications are given, the proxies intend to vote the shares represented to approve Proposals No. 1 and 2 as described in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 17, 2004 are entitled to notice of and to vote at the annual meeting or any adjournment of the annual meeting. On March 17, 2004 there were 1,624,542 shares of common stock outstanding. Each share is entitled to one vote on each of the matters to be presented at the annual meeting. The holders of a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under Connecticut law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the American Stock Exchange. The effect of broker non-votes on the specific items to be brought before the annual meeting is discussed under each item.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Our By-laws provide for not less than seven nor more than fifteen directors to be elected at the Annual Meeting of Stockholders, each to serve for the ensuing year and until his or her successor is elected and has qualified. The Board of Directors currently consists of ten (10) persons. Each person named below is now a director of BIW Limited. All nominees have consented to be named and have indicated their intent to serve if elected. BIW Limited has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur. In the event any of these nominees is unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee.

     The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are as follows:

                           Year First        Principal Occupation
Nominee              Age   Became Director   During the Past Five Years
-------              ---   ---------------   --------------------------
Michael J. Adanti    64    2000              President/CEO Monetary Funding
                                             Group, President Emeritus,
                                             Southern Connecticut State
                                             University, since 1984.

Mary Jane Burt       50    2000              Associate, H. Pearce, Real Estate
                                             Company; Principal, The Laurel
                                             Group (Business Consultants)
                                             since 1998. Previously Director,
                                             INSITE ONE (1999-2002); President,
                                             Burt Medical Lab (1984-1998).

James E. Cohen       58    1982              Lawyer in private practice in
                                             Derby, CT since 1971;
                                             Attorney Trial Referee for the
                                             Connecticut Superior Court since
                                             1996.

Betsy Henley-Cohn    51    1981              Chairwoman of the Board of
                                             Directors of the Company since
                                             1992; Chairperson/Treasurer,
                                             Joseph Cohn & Sons, Inc.
                                             (construction subcontractors)
                                             since 1979; Director, UIL Holdings
                                             Corporation, since 1990; Director,
                                             Aristotle Corp. (1995-2002);
                                             Director, Citizens Bank of
                                             Connecticut (1997-1999).

Juri Henley-Cohn*    27    2004              Johnson Point Productions;
                                             Writer; Producer; Graduate of
                                             Harvard University.

Alvaro da Silva      58    1997              President, DSA Corp. (a management
                                             company) since 1979; President
                                             B.I.D., Inc. (land development and
                                             home building company); Managing
                                             Partner, Connecticut Commercial
                                             Investors, LLC (a commercial real
                                             estate and investment partnership)
                                             since 1976; Director of Great
                                             Country Bank (1991-1995).

Themis Klarides      39    2001              Lawyer in practice in Shelton, CT
                                             since 1998; State Representative,
                                             114 District Connecticut General
                                             Assembly, since 1998.

B. Lance Sauerteig   59    1996              Principal in BLS Strategic Capital,
                                             Inc. (financial and investment
                                             advisory company) since 1994;
                                             Principal in Tortoise Capital
                                             Partners, LLC (real estate
                                             investments) since 2000; Director,
                                             Chemworth, Inc. since 2003;
                                             Director, United Aluminum
                                             Corporation since 2002.

Kenneth E. Schaible  62    1994              Real Estate Developer and Director
                                             of AuthX, Inc.; previously, Senior
                                             Vice President, Webster Bank
                                             (1995-1996); President, Shelton
                                             Savings Bank and Shelton Bancorp.,
                                             Inc. (1972-1995).

John S. Tomac        50    1999              President of Company since October
                                             1, 1998; Treasurer of the Company
                                             since December 1997; previously,
                                             Vice President of Company (December
                                             1, 1997-September 30, 1998);
                                             Assistant Controller, BHC Company
                                             (1991-1997).


* Mr. Henley-Cohn is the son of Ms. Henley-Cohn, the Chairwoman of the Board and Chief Executive Officer of BIW Limited.

INFORMATION REGARDING BOARD OF DIRECTORS

     BIW Limited became the holding company for Birmingham Utilities, Inc. in June 2002. Where the context requires in this proxy statement, references to "the Company" or "us" with respect to events prior to June 2002 refer to our current subsidiary, Birmingham Utilities, Inc.

     The Board of Directors' Executive Committee consists of Ms. Henley-Cohn and Messrs. Tomac, Cohen and Sauerteig. The Executive Committee met six times in 2003. The Executive Committee reviews strategic planning alternatives and advises the Board of Directors on financial policy, issuance of securities and other high priority issues.

     The Board of Directors' Audit Committee consists of Messrs. Schaible, da Silva, Adanti and Ms. Burt. The Audit Committee met four times in 2003. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors and reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; approves any non-audit services rendered by the auditors and the fees therefor; reviews with the auditors and management our policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with our financial staff and the extent to which recommendations made by the independent auditors have been implemented. Mr. Schaible is an "audit committee financial expert" as that term is defined in the regulations of the Securities and Exchange Commission. All members of the Audit Committee are independent as defined in the listing standards of the American Stock Exchange. On March 25, 2004, the Board of Directors amended its Audit Committee Charter to meet the current requirements of the Securities and Exchange Commission and the American Stock Exchange; the charter is attached to this Proxy Statement as Exhibit A.

     The Board of Directors' Personnel and Pension Committee consists of Messrs. Sauerteig and Adanti, Ms. Burt and Ms. Klarides. The Personnel and Pension Committee met five times in 2003. The Personnel and Pension Committee reviews executive officer compensation and proposes the same to the full Board of Directors for action. It also proposes to the full Board overall payroll pool levels and pension plan arrangements for all employees.

     The Committee on Directors consists of Messrs. Cohen, da Silva and Schaible. The committee met once in 2003. That Committee makes recommendations to the Board of Directors for Board replacements when they become available and for compensation levels for the Board of Directors. On March 25, 2004, Ms. Henley-Cohen was removed from the committee after the Board of Directors determined that she is not independent under the listing standards of the American Stock Exchange. Effective March 25, 2004, all members of the Committee on Directors are independent as defined in the listing standards of the American Stock Exchange. The Committee has a charter which is available on BIW Limited's website, www.buiweb.com. The Committee on Directors does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of BIW Limited and the composition of the Board of Directors. Members of the Committee on Directors discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Once a candidate is identified whom the committee wants to seriously consider and move toward nomination, the Chairman of the Committee on Directors enters into a discussion with that nominee. The Committee on Directors will consider nominees recommended by stockholders. The policy adopted by the Committee on Directors provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the Committee on Directors for election at our 2005 Annual Meeting of stockholders may do so by submitting in writing the names of such nominees with their qualifications and biographical information forwarded to the Committee in care of the corporate Secretary of BIW Limited between December 1, 2004 and December 31, 2004. Mr. Henley-Cohn, the only nominee who is not already serving as a director, was brought to the attention of the Committee on Directors by Ms. Henley-Cohn, the Chairwoman of the Board and Chief Executive Officer of BIW Limited.

     In 2003 the Board of Directors held seven meetings. Each director, other than Mr. Aldore J. Rivers, attended at least 75% of the aggregate number of meetings of the full Board of Directors and any Committee(s) of the Board of Directors on which such director served during 2003. We are deeply saddened to report that Mr. Rivers passed away during 2003, "Al" served BIW Limited with distinction for 18 years as a director and was a member of the Executive Committee and the Personnel and Pension Committee at the time of his death.

COMPENSATION OF DIRECTORS

     The Company's directors, other than Ms. Henley-Cohn, Mr. Tomac and Mr. Rivers, received an annual fee of $5,000, plus $600 for each full Board meeting attended in 2003 and $500 for each Committee meeting attended in 2003. Ms. Henley-Cohn, Mr. Tomac and Mr. Rivers received no separate compensation for their service as directors.

COMMUNICATIONS WITH DIRECTORS

     In order to provide our stockholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. BIW Limited's stockholders and other interested persons may communicate with the non-management directors of the Company by sending an e-mail to the corporate Secretary at hvitale@buwater.com. Communications may also be sent by mail addressed in care of the corporate Secretary, BIW Limited, 230 Beaver Street, Ansonia, Connecticut 06401.

     All communications received in accordance with these procedures will be reviewed initially by our corporate Secretary. The Secretary will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

     - not relate to the business or affairs of BIW Limited or the functioning or constitution of the Board of Directors or any of its committees;
     - relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;
     -    is an advertisement or other commercial solicitation or communication;
     -    is frivolous or offensive; or
     -    is otherwise not appropriate for delivery to directors.

     The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or on or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

     Our Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Committee on Directors of the Board of

Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

     We have not established a formal policy regarding director attendance at our annual meetings of stockholders, but our directors generally do attend the annual meeting. The Chairman of the Board presides at the annual meeting of stockholders, and the Board of Directors holds one of its regular meetings in conjunction with the annual meeting of shareholders. Eight of the ten members of the Board at the time of the Company's 2003 annual meeting of stockholders attended that meeting.

CODE OF ETHICS

     Our Board of Directors has approved a Code of Ethics in accordance with the rules of the Securities and Exchange Commission and the American Stock Exchange that governs the conduct of each of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics is maintained on our website at www.buiweb.com.

VOTE REQUIRED

     Assuming that a quorum is present, the nominees receiving the affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, shall be elected as directors. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an instruction to withhold authority by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the nominee because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the nominee.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF BIW LIMITED AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                             EXECUTIVE COMPENSATION

RETIREMENT PLAN

     Birmingham Utilities, Inc., a wholly-owned subsidiary of the Company, has a noncontributory defined benefit plan, which covers substantially all employees. The retirement plan generally provides a retirement benefit based upon the participant's years of credited service and his or her final average earnings, with final average earnings consisting of the total compensation (including salary, bonus and overtime earnings) of the participant during the five years of highest total compensation of the participant in the 10 years preceding the participant's retirement or termination date. Retirement benefits are payable either as a straight life annuity, a joint and survivor annuity or in other optional forms. Normal retirement is at age 65, but certain early retirement benefits may be payable to participants who have attained age 55 and completed 10 years of continuous service, and survivor benefits may be payable to the surviving spouse of a vested participant who dies prior to early or normal retirement. A participant's benefit under the retirement plan vests after five years of credited service, all benefits funded by Birmingham Utilities, Inc. are based upon actuarial computations, and no contributions are made by participants.

     The following table shows estimated annual benefits payable under the plan to participants in specified compensation (final average earnings) and years-of-service classifications on a straight life annuity basis, assuming normal retirement at age 65 in 2003. The benefits listed in the following table are not subject to any deduction for social security or other offset amounts.

                              YEARS OF SERVICE (B)

     FINAL AVERAGE
     EARNINGS (A)   15         20          25         30          35
     125,000        24,375     32,500      40,625     48,750      56,875
     150,000        29,250     39,000      48,750     58,500      68,250
     175,000        34,125     45,500      56,875     68,250      79,625
     200,000        39,000     52,000      65,000     78,000      91,000

(a) The current final average earnings as of December 31, 2003 for Betsy Henley-Cohn and John S. Tomac are $74,622 and $134,166, respectively.

(b) Years of credited service under the retirement plan as of December 31, 2003 for Betsy Henley-Cohn and John S. Tomac are 10 and 6, respectively.

EMPLOYMENT CONTRACTS

     John S. Tomac
     -------------
     Effective October 1, 1998, we entered into an employment agreement with our President, John S. Tomac. The agreement has a three-year term with automatic three-year extensions, unless either party gives written notice that the agreement will no longer be automatically extended. No notice was given in 2001 and this agreement was extended to September 30, 2004. The employment agreement terminates upon the death of Mr. Tomac or upon mutual agreement of the parties. The agreement can be terminated by us: (i) for "cause" (as defined in the employment agreement), (ii) in the event Mr. Tomac becomes disabled, or (iii) without cause, during a six month period during each term; provided however, that if Mr. Tomac is terminated without cause during such six month period, he is entitled to receive a severance package equal to his base salary plus benefits for one year from the date of such termination. Mr. Tomac may terminate the agreement in the event of a Change of Control (as defined in the employment agreement) or in the event that we breach this agreement. If Mr. Tomac elects to terminate the agreement upon a Change of Control, he will be entitled to receive a lump sum payment, payable within

90 days of making the election, equal to two times the greater of (x) his compensation during the last full fiscal year immediately preceding the election and (y) his average annual compensation with respect to the two most recent fiscal years preceding such election. Mr. Tomac's compensation for purposes of the foregoing calculation includes base salary, bonus and any other cash incentives paid to him. If Mr. Tomac does not elect to terminate the agreement upon a Change of Control, the agreement will continue in effect for a period of three years from the Change of Control and then terminate.

     The employment agreement provides for an annual salary of $100,000 and provides that the Board of Directors shall review Mr. Tomac's salary annually. In addition, we agree to provide an automobile for Mr. Tomac and pay all expenses in connection with the operation of the vehicle. Pursuant to the employment agreement, Mr. Tomac is entitled to four weeks paid vacation, to be taken each year and is also entitled to participate in any employee welfare and retirement plan or program available generally to our employees including hospital, medical and dental benefits.

     Under the employment agreement, we agree to indemnify Mr. Tomac to the fullest extent permissible under Connecticut law against all costs, charges and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or his serving or having served any other enterprise as a director, officer or employee at the request of the Company. In addition, Mr. Tomac is entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers with respect to such costs, charges and expenses.

EXECUTIVE OFFICERS: ANNUAL AND LONG-TERM EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid or accrued by the Company to those persons who were the Chief Executive Officer and the executive officers of the Company at the end of 2003 whose total annual salary exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered by them in all capacities in which they served the Company during 2001, 2002 and 2003. The following table does not contain a column for "Other Annual Compensation" because the amount of perquisites and other personal benefits received by the Named Executive Officers was less than the lesser of $50,000 or 10% of the total salary and bonus reported for each person.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                                   ----------------------------
NAME AND PRINCIPAL POSITION        YEAR            SALARY ($)            BONUS
---------------------------        ----            ----------           -------
John S. Tomac                      2003            $138,567             $19,613
President and Treasurer            2002            $133,233             $   500
                                   2001            $116,600             $39,613

Betsy Henley-Cohn                  2003            $ 76,490             $15,000
Chairman of the Board              2002            $ 72,509             $     0
and Chief Executive Officer        2001            $ 67,100             $20,000

     No grants of stock options were made during the year ended December 31, 2003 to the Named Executive Officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                               Number of Securities             Value of Unexercised In-
                                               Underlying Unexercised Options   The-Money Options at
                   Shares         Value        at Fiscal Year-End (#)           Fiscal Year-End ($)(a)
                   Acquired On    Realized     --------------------------       --------------------------
Name               Exercise (#)   ($)          Exercisable  Unexercisable       Exercisable  Unexercisable
-----------------  -----------    --------     -----------  -------------       -----------  -------------
John. S. Tomac     0              --           13,918       0                   $136,537     --
Betsy Henley-Cohn  0              --           0            0                   --           --

(a) Computed based upon the difference between the closing price of BIW Limited common stock on December 31, 2003 ($19.10) and the exercise price.

PERSONNEL AND PENSION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors' Personnel and Pension Committee is comprised of four independent, non-employee directors. The Personnel and Pension Committee consists of Messrs. Sauerteig, and Adanti, Ms. Burt and Ms. Klarides. As members of the Personnel and Pension Committee, it is our responsibility to administer BIW Limited's executive compensation programs, monitor corporate performance and its relationship to compensation of executive officers, and make appropriate recommendations concerning matters of executive compensation.

     Compensation Policies
     ---------------------
     We have formulated a compensation philosophy that is designed to enable us to attract, retain and reward capable employees who can contribute to the success of the Company. Four key principles serve as the guiding framework for compensation decisions for all employees of the Company:

o To attract and retain the most highly qualified management and employee team.

o    To pay competitively compared to similar water utility companies.

o To motivate senior executives to achieve annual and long-term business goals by providing equity-based incentive opportunities.

o To strive for fairness in administration by emphasizing performance - related measures as the basis of pay decisions.

     To implement these policies, we have designed the framework for a three-part executive compensation program consisting of base salary, long-term incentive opportunities for senior management, and other employment benefits.

     BASE SALARY. We will seek to maintain levels of compensation that are competitive with similar water utility companies. Our philosophy regarding base salaries is conservative, and will seek to maintain salaries for the aggregate officer group at approximately the competitive industry average. Periodic increases in base salary will relate to individual contributions evaluated against established objectives, length of service, and the industry's pay practices. We have determined that the base salary for 2003 for our Chief Executive Officer and for the other executive officers was generally at or below the competitive industry average.

     LONG TERM INCENTIVES. We believe that a compensation program should provide executives with an opportunity to increase their ownership in the Company and gain financially from its stock price increases. Therefore, Company executives are eligible to receive stock options, giving them the right to purchase shares of common stock at a specified price in the future. We believe that the use of stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by retaining key employees and aligning their interests with those of stockholders.

     OTHER BENEFITS. Our philosophy is to provide competitive health- and welfare-oriented benefits to executives and employees, but to maintain a conservative posture relative to executive benefits. Consistent with industry practices, we provide a company automobile to certain executive officers.

     Compliance With Section 162(m) of the Internal Revenue Code
     -----------------------------------------------------------
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met.

     We intend to structure the compensation of our executive officers in a manner that should ensure that the Company does not lose any tax deductions because of the $1 million compensation limit. The salaries for our highest paid executives are established based on independent studies, at levels approximating the average for companies of comparable size in similar industries and are not expected to approach $1 million in the foreseeable future.

     2003 Compensation for the Chief Executive Officer
     -------------------------------------------------
     In 2003, Betsy Henley-Cohn received an annual base salary of $76,490. Ms. Henley-Cohn's base salary and bonus are set below the industry average on account of her significant equity ownership in BIW Limited. Her annual salary was nonetheless increased in 2003 in response to her contributions to the Company's performance. Total compensation for each executive depends upon the executive's experience level and scope of responsibility within the company as well as individual performance. No option or restricted stock grants were made to Ms. Henley-Cohn in 2003, since the Committee believed that the level of her existing equity ownership aligned her interests with those of the Company's other stockholders.

     Summary
     -------
     The Board of Directors' Personnel and Pension Committee believes that we have implemented a comprehensive compensation program for Company executives that is appropriate and competitive with the total compensation programs provided by other similar water utility companies with which we compete. We believe our compensation philosophy ties compensation to stockholder returns and thereby links compensation to the achievement of annual and longer-term operational results of the Company on behalf of our stockholders. We look forward to providing the stockholders with an update in our next annual report to you.

     Personnel and Pension Committee
     of the Board of Directors

     -  B. Lance Sauerteig
     -  Michael J. Adanti
     -  Themis Klarides
     -  Mary Jane Burt


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the American Stock Exchange. Executive officers, directors, and persons who beneficially own more than ten percent of our common stock, are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based upon a review of the copies of these forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2003 all executive officers, directors, and persons who beneficially own more than ten percent of our common stock, complied with
Section 16(a) filing requirements, except that Ms. Klarides, Ms. Burt and Mr. Adanti each filed one report in an untimely manner.

                               COMPANY PERFORMANCE

     The following graph shows the cumulative total stockholder return on our common stock since January 1, 1999, compared to the returns of the American Stock Exchange Market Index, and the reporting companies in SIC Code 4941 - Water Supply Companies.

                                      GRAPH





                                                FISCAL YEAR ENDED
                      ----------------------------------------------------------------------
COMPANY/MARKET/INDEX  12/31/1998  12/31/1999  12/31/2000  12/31/2001  12/29/2002  12/31/2003
--------------------  ----------  ----------  ----------  ----------  ----------  ----------
BIW Limited             100.00      185.16      104.36      163.44      164.43      176.86
Water Supply            100.00       99.25      120.26      155.29       10.59      137.52
AMEX Market Index       100.00      124.67      123.14      117.47       12.78      153.50


                                 STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following tables set forth information as of March 17, 2004 with respect to the only persons known to us to be the beneficial owners (for purposes of the rules of the SEC) of more than 5% of the outstanding shares of our common stock as of that date.


Name and Address of                      Amount and Nature of
Beneficial Owners                        Beneficial Ownership   Percent of Class
-----------------                        --------------------   ----------------
Group consisting of Betsy Henley-Cohn,
Cohn Realty & Investment, Betsy Cohn
Spray Trust and Betsy Cohn Income Trust,
80 Hamilton Street, New Haven,
Connecticut 06511                            213,824 (1)              13.16 %

(1) Of the 213,824 shares owned by this Group, Betsy Henley-Cohn owns 20,000 shares directly; Cohn Realty & Investment (a Connecticut general partnership consisting of three investment trusts whose managing agent is Betsy Henley-Cohn, whose beneficiaries are certain members of the Cohn Family and whose Trustees are Rhoda Cohn and Stanley Bergman) has beneficial ownership of 68,300 shares; William Swift, as custodian for Jesse Henley-Cohn, has beneficial ownership of 45,028 shares; Betsy Cohn Spray Trust has beneficial ownership of 59,176 shares; Betsy Cohn Income Trust has beneficial ownership of 21,320 shares; Betsy Henley-Cohn has either a controlling or a beneficial interest in Cohn Realty & Investment, Betsy Cohn Spray Trust and Betsy Cohn Income Trust. No member of the Group owns or has the right to acquire, directly or indirectly, any other shares. Unless otherwise indicated, the named beneficial owner of the shares has sole voting and dispositive power with respect thereto.

     The following table sets forth information as of March 17, 2004 with respect to shares of BIW Limited common stock beneficially owned (for the purpose of the rules of the SEC) by the Company's executive officers, directors and nominees.

                         Common Shares Beneficially Owned
Name                     As of March 17, 2004 (1)          Percent of Class (2)
----                     ------------------------          --------------------
Michael J. Adanti                12,400                             *
Mary Jane Burt                   14,482                             *
James E. Cohen                   80,296 (3)                         4.91%
Betsy Henley-Cohn               213,824 (4)                        13.16%
Juri Henley-Cohn                 20,374 (5)                         1.25%
Alvaro da Silva                  15,200                             *
Themis Klarides                   3,950                             *
B. Lance Sauerteig               10,400                             *
Kenneth E. Schaible              12,960                             *
John S. Tomac                    17,630                             1.08%
Executive Officers,
Directors and
Nominees as a group,
10 in number                    401,516                            24.71%

* Less than 1%

(1) Includes options to purchase shares of common stock exercisable within 60 days of March 10, 2004, as follows: Mr. Cohen, 10,000; Mr. da Silva, 10,000; Mr. Sauerteig, 10,000; Mr. Schaible, 10,000; Ms. Burt, 6,250; Mr. Adanti, 6,250; Ms. Klarides, 3,750 and Mr. Tomac 13,918.

(2) For the purpose of calculating the percentage of common stock beneficially owned (a) by the individual persons listed in the table, the number of options held by such person is included in both the number of shares beneficially owned by the person and in the total number of shares outstanding in the class with respect to the individual person's percentage calculation, and (b) by the directors and officers as a group, the total number of shares beneficially owned by the group and the total number of shares outstanding includes the 70,168 shares issuable upon the exercise of options exercisable by all persons in the group within 60 days of the record date.

(3) Includes 64,696 shares held by Mr. Cohen as Trustee for the David B. Cohen Family Trust, and 3,600 shares held in a brokerage custodial account for Mr. Cohen's benefit.

(4) Ms. Henley-Cohn is a member of the shareholder group described in the preceding table. The 213,824 shares set forth in this table is the aggregate number of shares held by all of the members of the group. See note (1) to the preceding table for information concerning shares beneficially held by Ms. Henley-Cohn.

(5) In addition to the 20,374 shares held by him directly, Mr. Henley-Cohn is one of the beneficiaries of (i) the trusts held by Cohn Realty & Investment which has beneficial ownership of 68,300 shares, (ii) the Betsy Cohn Spray Trust which has beneficial ownership of 59,176 shares, and (iii) the Betsy Cohn Income Trust which has beneficial ownership of 21,320 shares. Mr. Henley-Cohn however, does not have either voting or dispositive power with respect to any such shares.

       PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Dworken, Hillman, LaMorte & Sterczala, P.C. as BIW Limited's independent auditors for the year ending December 31, 2004, and has directed that management submit the selection of independent auditors for ratification by stockholders at the annual meeting. Representatives of Dworken, Hillman, LaMorte & Sterczala, P.C. will be present at the Annual Meeting to respond to questions of shareholders, but, although they have been offered the opportunity to do so, they do not otherwise propose to make any statement.

     Stockholder ratification of the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. as BIW Limited's independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider the selection of that firm. The Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of BIW Limited and its stockholders.

VOTE REQUIRED

     Assuming a quorum is present, the affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

    THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 - RATIFICATION OF SELECTION
       OF INDEPENDENT AUDITORS" TO BE IN THE BEST INTERESTS OF BIW LIMITED
   AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                 AUDITOR MATTERS

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews BIW Limited's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. BIW Limited's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors, the audited financial statements for the fiscal year ended December 31, 2003. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from BIW Limited and its management. The Audit Committee has also considered whether the provision of non-audit services to BIW Limited by its independent auditors is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the fiscal year ended December 31, 2003 be included for filing in the Company's annual report on SEC Form 10-K for the year ended December 31, 2003.


                                       Audit Committee of the Board of Directors

                                       -  Kenneth E. Schaible
                                       -  Alvaro da Silva
                                       -  Mary Jane Burt
                                       -  Michael J. Adanti

AUDIT FEES

     The aggregate fees billed to BIW Limited by our auditors Dworken, Hillman, LaMorte & Sterczala, P.C. for professional services rendered in connection with the audit of our annual financial statements for the 2002 and 2003 fiscal years and the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for such years were $71,200 and $80,800, respectively.

TAX FEES

     The aggregate fees billed to BIW Limited for tax-related services in 2002 and 2003 by our auditors Dworken, Hillman, LaMorte & Sterczala, P.C. were $8,300 and $13,700, respectively.

ALL OTHER FEES

     The aggregate fees billed to BIW Limited for professional services rendered in 2002 and 2003 by our auditors Dworken, Hillman, LaMorte & Sterczala, P.C. other than for services specifically described above, were $22,400 and $27,400, respectively. During 2003, these services consisted of an audit of operations of an acquisition target. During 2002, services were performed in connection with the filing of a registration statement with the Securities and Exchange Commission in connection with the formation of BIW Limited.

     After review and discussion, the Audit Committee has concluded that Dworken, Hillman, LaMorte & Sterczala, P.C. provision of non-audit services to BIW Limited is compatible with maintaining Dworken, Hillman, LaMorte & Sterczala, P.C. auditor independence. The committee has adopted a policy requiring pre-approval by the committee before Dworken, Hillman, LaMorte & Sterczala, P.C. is engaged for any non-audit services.


                              STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 2005 annual meeting of stockholders must be received by us no later than December 10, 2004 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     Our annual report, including financial statements, for the year 2003 is enclosed with this proxy mailing but is not a part of the proxy soliciting material.

     The prompt return of your proxy card will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting, please sign the proxy and return it in the enclosed envelope.




     By Order of the Board of Directors


     John S. Tomac
     President



Ansonia, Connecticut
April 8, 2004

                                                                       EXHIBIT A
                                                                       ---------


                                   BIW LIMITED
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

                         Amended and Restated - 3/25/04

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors ("Board") of BIW Limited (the "Corporation") in fulfilling its oversight responsibilities with respect to financial reporting and the other matters listed below. The Audit Committee's primary duties and responsibilities are to:

o Assist with Board oversight of the integrity of the Corporation's financial statements.
o Assist with Board oversight of the Corporation's compliance with legal and regulatory requirements, including monitoring the integrity of the Corporation's reporting standards and systems of internal controls regarding finance, accounting and legal matters.
o    Select independent external auditors to conduct the annual audit.
o Monitor the qualifications, independence, performance and scope of examination of the Corporation's independent external auditors.
o    Monitor the performance of the Corporation's internal audit function.
o Provide an avenue of communication among the Corporation's independent external auditors, management and the Board.
o Review the quarterly and annual financial statements and the annual audit report.
o Annually prepare a report for inclusion in the Corporation's proxy statement, in a ccordance with applicable rules and regulations.

     The Corporation's independent external auditors should promptly consult with the Chair of the Audit Committee if, at any time, any material concern or matter arises which has not been promptly or appropriately addressed by the management of the Corporation or which involves any illegal act or conflict of interest or self-dealing on the part of the Corporation's senior management.

     The Corporation's independent external auditors are directly accountable to the Audit Committee. The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities and has direct access to the independent external auditors as well as any officer or employee of the Corporation.

     The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section IV of this Charter. While the Audit Committee has the responsibilities and powers set forth in Section IV, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent external auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent external auditors or to assure compliance with laws and regulations and the Company's Code of Conduct. Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the directors generally.

     The Chairman of the Board and the Chief Executive Officer of the Corporation shall provide the Audit Committee with all of the resources, both internal and external, which the Audit Committee deems necessary or advisable to meet its duties and responsibilities and carry out its function. Without limiting the foregoing, the Audit Committee may retain, at the Corporation's expense and without seeking approval from the Board, such special legal, accounting or other consultants or experts as it deems necessary in the performance of its duties. The Audit Committee shall inform an executive officer of the Corporation promptly of any actions by the Audit Committee, of which an executive officer of the Corporation is not otherwise aware, that would result in the commitment or payment of Corporation funds.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence criteria set forth in Rule 10A-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and the independence and financial literacy requirements of the American Stock Exchange. At least one member of the Audit Committee shall be financially sophisticated as required by the American Stock Exchange.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. No Audit Committee member may simultaneously serve on the audit committees of more than three public companies unless the Board affirmatively determines that such service would not impair the ability of such member to effectively serve on the Audit Committee. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Audit Committee membership. The Audit Committee Chair may be rotated among members periodically at the discretion of the Board. If practicable, the immediate past chair will continue as a member of the Audit Committee for at least one year to ensure an orderly transition. If an Audit Committee Chair is not designated or present at a meeting, the members of the Audit Committee may designate a Chair for such meeting by majority vote.

III. MEETINGS

     The Audit Committee shall meet on at least a quarterly basis, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Chair of the Audit Committee will regularly report the Audit Committee's findings, conclusions and recommendations to the Board.

     As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent external auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee shall meet with the independent external auditors and management quarterly to review the Corporation financials consistent with Section IV.3. below.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/Reports Review:
     -------------------------

1. Submit this Charter to the Board for approval and have the document published in accordance with regulations of the Securities and Exchange Commission ("SEC").

2. Review and discuss with management and the independent external auditors, the Corporation's annual audited financial statements and related footnotes, quarterly financial statements, and the Corporation's disclosures in its periodic reports filed under the Exchange Act under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

3. Obtain from the independent external auditors assurance that Section 10A of the Exchange Act has not been implicated.

4. Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent external auditors to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

5. Discuss with management and the independent external auditors any significant issues regarding accounting principles, practices and judgments reflected therein prior to any public release, filing or distribution.

6. In consultation with management and the independent external auditors, consider the integrity of the Corporation's financial reporting processes and controls. Review significant findings prepared by the independent external auditors together with management's responses and the status of management's response to previous recommendations.

7. Review with management and the independent external auditors, the Corporation's quarterly financial results prior to the public release thereof and/or the Corporation's quarterly financial statements prior to any public release, filing or distribution.

8. Discuss generally the types of information to be disclosed in earnings press releases, as well as the manner of presentation and the types of financial information and earnings guidance provided to analysts and rating agencies.

9. Review and discuss any significant changes in the Corporation's accounting principles and practices and any items required to be communicated by the independent external auditors in accordance with Statements of Auditing Standards 61 and 71, as amended from time to time.

10. Review annually the financial and accounting organizational structure, including the responsibilities, budget and staffing of the Corporation's internal audit function.

11. Annually prepare a report to shareholders as required by the SEC, to be included in the Corporation's annual proxy statement.

Independent External Auditors:
------------------------------

12. Retain the Corporation's independent external auditors, who shall report directly to the Audit Committee, and approve any discharge of independent external auditors when circumstances warrant.

13. Review the qualifications, independence and performance of the independent external auditors.

14. Review and evaluate the lead audit partner of the independent external auditors and assure that the lead audit partner is rotated as required by applicable law.

15. Pre-approve all audit engagement fees and terms, as well as all non-audit engagements with the independent external auditors. The Audit Committee shall have sole authority to approve such matters.

16. On at least an annual basis, ensure that the independent external auditors submit a formal written statement delineating all of their relationships with the Corporation consistent with Independent Standards Board No. 1. Review and discuss with the independent external auditors all significant relationships they have with the Corporation that could impair their independence and, when warranted, recommend appropriate action to the Board.

17. Review and discuss the independent external auditors' audit plan with regard to its scope, staffing, locations, reliance upon management and general audit approach.

18. Obtain and review, at least annually, a report by the independent external auditors describing: the firm's internal quality-control procedures; any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting independent audits carried out by the firm, and any steps taken to deal with any such issues.

19. Consider and discuss with management the independent external auditors' judgments about the quality and appropriateness of the Corporation's accounting principles and underlying estimates used to prepare the Corporation's financial statements, the clarity of the Corporation's financial disclosure and whether the Corporation's accounting principles are common practices or minority practices.

20. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

21. Monitor hiring practices with respect to employees or former employees of the Corporation's independent external auditors.

Financial Reporting Processes:
------------------------------

22. In consultation with the independent external auditors and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

23. Consider the independent external auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting. Discussions should include: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

24. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent external auditors and management.

25. Review the significant reports to management prepared by the internal auditing department and management's responses.

Process Improvement:
--------------------

26. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent external auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

27. Following completion of the annual audit, review separately with each of management, the independent external auditors and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

28. Review any significant disagreement among management and the independent external auditors in connection with the preparation of the financial statements.

29. Review with the independent external auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as described by the Audit Committee.)

30. Monitor the Corporation's risk assessment and risk management. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

31. Review the appointment and replacement of the senior internal auditing executive.

Ethical and Legal Compliance:
-----------------------------

32. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

33. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

34. Review corporate policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

35. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

36. Review significant cases of employee conflict of interest, misconduct or fraud.

37. Review in-house procedures for oversight of officers' expenses and perquisites.

38. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

39. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the organization's financial statements.

40. On at least an annual basis, meet with the Corporation's management and, if necessary, the Corporation's outside counsel, to discuss any legal matters that could have a significant impact on the financial statements, the Corporation's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

41. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary and appropriate.

                                   BIW Limited

                                230 Beaver Street
                                Ansonia, CT 06401

           This Proxy is Solicited on Behalf of the Board of Directors

        For the Annual Meeting of Stockholders to be held on May 11, 2004

The undersigned hereby appoints Betsy Henley-Cohn and John Tomac as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated on the reverse side all shares of common stock of BIW Limited, held of record by the undersigned on March 17, 2004 at the annual meeting of stockholders to be held on May 11, 2004, or any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

                   (Continued and to be signed on other side)

                         Please date, sign and mail your

                      Proxy card back as soon as possible!


                         Annual Meeting of Stockholders

                                   BIW Limited

                                  May 11, 2004




     (1)  To elect ten directors of the Company to serve for the ensuing year;

     (2) To consider and vote on the approval of Dworken, Hillman, LaMorte & Sterczala, P.C. as the Company's independent auditors for the year ending December 31, 2004; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.